EXHIBIT 99

                                  PRESS RELEASE

                              ELSINORE CORPORATION
                               202 FREMONT STREET
                               LAS VEGAS, NV 89101

FOR IMMEDIATE RELEASE
Tuesday, February 24, 1998


   Elsinore Receives Notification From Paulson's Company Regarding Merger


LAS VEGAS, Nevada, February 24, 1998...Elsinore Corporation has been notified by R&E Gaming Corp., through its president, Allen E. Paulson, that R&E Gaming is reserving the right not to proceed with its acquisition of Elsinore and is demanding a return of payments previously made in respect of the acquisition agreements. As the grounds for its position, R&E Gaming has alleged that Elsinore's controlling shareholder made misrepresentations to R&E Gaming in connection with an Option and Voting Agreement which the two parties entered into relating to the acquisition of Elsinore. Elsinore has been informed that its controlling shareholder has responded to R&E Gaming with a specific rejection of those allegations. Elsinore intends to seek clarification of R&E Gaming's position regarding the Elsinore merger agreement and the basis for R&E Gaming's allegations, and Elsinore is reserving all of its rights with respect to R&E Gaming's legal obligations.



CONTACT:  Elsinore Corporation (702)385-4011.